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                                                                     EXHIBIT 3.1

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                         CAROLINA FIRST BANCSHARES, INC.



                                    ARTICLE I
                                      NAME

         The name of the corporation (the "Corporation") is:

                        "Carolina First BancShares, Inc."


                                   ARTICLE II
                           REGISTERED OFFICE AND AGENT

         The address of the Corporation's registered office is 402 East Main Street, Post Office Box 657, Lincolnton, Lincolnton County, North Carolina 28093-0657, and the name of the Company's registered agent at such address is Jan H. Hollar.


                                   ARTICLE III
                               OBJECTS AND POWERS

         The nature of the Corporation's business, and its objects, purposes and powers are as follows:

         3.01 To purchase or otherwise acquire, to own and to hold the stock of banks and other corporations, and to do every act and thing covered generally by the denominations "holding corporation" and "bank holding company", and especially to direct the operations of other corporations through the ownership of stock therein;

         3.02 To purchase, subscribe for, acquire, own, hold, sell, exchange, assign, transfer, mortgage, pledge, hypothecate or otherwise transfer or dispose of stock, scrip, warrants, rights, bonds, securities or evidences of indebtedness created by any other corporation or corporations organized under the laws of any state, or any bonds or evidences of indebtedness of the United States or any state, district, territory, dependency or county or subdivision or municipality thereof, and to issue and exchange therefor cash, capital stock, bonds, notes or other securities, evidences of indebtedness or obligations of the Corporation and while the owner thereof to exercise all rights, powers and privileges of ownership, including the right to vote on any shares of stock, voting trust certificates or other instruments so owned; and

         3.03 To transact any business, to engage in any lawful act or activity and to exercise all powers permitted to corporations by the North Carolina Business Corporation Act (the "NCBCA").
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The enumeration herein of the objects and purposes of the Corporation shall not be deemed to exclude or in any way limit by inference any powers, objects or purposes that the Corporation is empowered to exercise, whether expressly, by purpose or by any of the laws of the State of North Carolina or any reasonable construction of such laws.


                                  ARTICLE IV
                                 CAPITAL STOCK

         4.01 The total number of shares of all classes of capital stock ("Shares") which the Corporation shall have the authority to issue is 25,000,000 consisting of the following classes:

         (1) 20,000,000 Shares of common stock, $2.50 par value per share ("Common Stock"); and

         (2) 5,000,000 Shares of preferred stock, $1.00 par value per share ("Preferred Stock").

         4.02 Dividends upon all classes and series of Shares shall be payable only when, as and if declared by the Board of Directors from funds lawfully available therefor, which funds shall include, without limitation, the Corporation's capital surplus. Dividends upon any class or series of Corporation Shares may be paid in cash, property, or Shares of any class or series or other securities or evidences of indebtedness of the Corporation or any other issuer, as may be determined by resolution or resolutions of the Board of Directors.

         4.03 Written restrictions on the transfer or registration of transfer of the Corporation's Shares, securities or evidences of indebtedness or any interest therein may be imposed by the Corporation, entered into as part of an agreement, adopted as Bylaws, or recognized by the Corporation as the Corporation's Board of Directors may determine by resolution or resolutions. Any such transfer restrictions shall be noted conspicuously on such Share, security or evidence of indebtedness.

         4.04 The Board of Directors is expressly authorized to create and issue, by resolutions adopted from time to time, rights or options entitling the holders thereof to purchase Shares of any kind, class or series, whether or not in connection with the issuance and sale of any Shares or other securities. The Board of Directors also is authorized expressly to determine the terms, including, without limitation, the time or times within which and the price or prices at which Shares may be purchased upon the exercise of any such right or option. The Board of Directors' judgment shall be conclusive as to the adequacy of the consideration received for any such rights or options.

         4.05 No holder of any Shares of any kind, class or series shall have, as a matter of right, any preemptive or preferential right to subscribe for, purchase or receive any Shares of any kind, class or series or any Corporation securities or obligations, whether now or thereafter authorized.

         4.06 Shares of Preferred Stock may be issued for any purpose and in any manner permitted by law, in one or more distinctly designated series, as a dividend or for such consideration as the Corporation's Board of Directors may determine by resolution or resolutions from time to time adopted.


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         The Board of Directors is expressly authorized to fix and determine, by resolution or resolutions from time to time adopted prior to the issuance of any Shares of a particular series of Preferred Stock, the designations, voting powers (if any), preferences, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, but without limiting the generality of the foregoing, the following:

                  (1) The distinctive designation and number of Shares of Preferred Stock which shall constitute a series, which number may from time to time be increased or decreased (but not below the number of Shares of such series then outstanding), by like action of the Board of Directors;

                  (2) The rate or rates and times at which dividends, if any, shall be paid on each series of Preferred Stock, whether such dividends shall be cumulative or non-cumulative, the extent of the preference, subordination or other relationship to dividends declared or paid, or any other amounts paid or distributed upon, or in respect of, any other class or series of Preferred Stock or other Shares;

                  (3) Redemption provisions, if any, including whether or not Shares of any series may be redeemed by the Corporation or by the holders of such series of Preferred Stock, or by either, and if redeemable, the redemption price or prices, redemption rate or rates, and such adjustments to such redemption price(s) or rate(s) as may be determined, the manner and time or times at which, and the terms and conditions upon which, Shares of such series may be redeemed;

                  (4) Conversion, exchange, purchase or other privileges, if any, to acquire Shares or other securities of any class or series, whether at the option of the Corporation or of the holder, and if subject to conversion, exchange, purchase or similar privileges, the conversion, exchange or purchase prices or rates and such adjustments thereto as may be determined, the manner and time or times at which such privileges may be exercised, and the terms and conditions of such conversion, exchange, purchase or other privileges;

                  (5) The rights, including the amount or amounts, if any, of preferential or other payments to which holders of Shares of any series are entitled upon the dissolution, winding-up, voluntary or involuntary liquidation, distribution, or sale or lease of all or substantially all of the assets of the Corporation; and

                  (6) The terms of the sinking fund, retirement, redemption or purchase account, if any, to be provided for such series and the priority, if any, to which any funds or payments allocated therefor shall have over the payment of dividends, or over sinking fund, retirement, redemption, purchase account or other payments on, or distributions in respect of, other series of Preferred Stock or Shares of other classes.

         4.07 All Shares of the same series of Preferred Stock shall be identical in all respects, except there may be different dates from which dividends, if any, thereon may cumulate, if made cumulative.



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                                    ARTICLE V
                               SPECIAL PROVISIONS

         In furtherance and not in limitation of the powers conferred by law, the following provisions for regulation of the Corporation, its directors and shareholders are hereby established:

         5.01 The Corporation shall have the right to purchase, take, receive or otherwise acquire, hold, own, pledge, transfer or otherwise dispose of its own Shares to the full extent of undivided profits, capital or other surplus or any other funds lawfully available therefor.

         5.02 No contract or other transaction between the Corporation and one or more of its directors or officers or between the Corporation or any other person, corporation, firm, association or entity in which one or more of its directors or officers are directors or officers or are financially interested, shall be void or voidable because of such relationship or interest, or because such director or officer is present at or participates in the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction, or solely because his or their votes are counted for such purpose, if such contract or transaction is permitted by the NCBCA, as now or hereinafter in effect.

         5.03 The Corporation may from time to time enter into any agreement to which all, or less than all, holders of record of the Corporation's issued and outstanding Shares are parties, restricting the transfer or registration of transfer of any or all of the Shares, upon such reasonable terms and conditions as may be approved by resolution or resolutions adopted by the Corporation's Board of Directors.

         5.04 A director shall not be held personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except this provision shall not eliminate liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment or dividend or unlawful stock purchase or redemption under the NCBCA, or (iv) for any transaction from which the director derived an improper personal benefit.

         Any repeal or modification of this Section 5.04 by the shareholders of the Corporation shall not adversely affect any right of protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification. If the NCBCA hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended NCBCA. In the event that any of the provisions of this Section 5.04 (including any provision within a single sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the fullest extent permitted by law.

         5.05 The Corporation's Board of Directors is authorized and empowered to amend, alter, change or repeal any and all of the Corporation's Bylaws and to adopt new Bylaws, including, without limitation, the adoption of Bylaw provisions providing for supermajority quorum or voting provisions, establishing the minimum and maximum number of directors of the Corporation with the exact number to be fixed by the Board of Directors from time to time, and the classification or staggering of the Corporation's Board of Directors.
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         5.06 No action may be taken except as may be provided in the designation of the preferences, limitations and relative rights of any series of the Corporation's preferred stock, any action required or permitted to be taken by the shareholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders unless all of the Corporation's common stock is held of record by one shareholder.

                                   ARTICLE VI
                                    DURATION

         The Corporation shall have perpetual duration and existence.


                                   ARTICLE VII
                      SHAREHOLDER PROPOSALS AND NOMINATIONS

         7.01 Nominations. In addition to the right of the Corporation's Board of Directors to make nominations for the election of directors, nominations for the election of directors may be made by any shareholder entitled to vote generally in the election of directors if that shareholder complies with all of the provisions of this Section 7.01.

                  (1) Advance notice of such proposed nomination shall be received by the Secretary of the Corporation (a) with respect to an election of directors to be held at an annual meeting, not less than 60 days nor more than 90 days prior to the anniversary of the last annual meeting of Corporation shareholders (or, if the date of the annual meeting is changed by more that 20 days from such anniversary date, within 10 days after the date that the Corporation mails or otherwise gives notice of the date of such meeting) and (b) with respect to an election to be held at a special meeting called for that purpose, not later than the close of the tenth day following the date on which notice of the meeting was first mailed to shareholders.

                  (2) Each notice under Section 7.01(1) shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee during the past five years, (iii) the number of Shares of the Corporation which are beneficially owned by each such nominee; (iv) whether such person or persons are or have ever been at any time directors, officers or beneficial owners of 5% or more of any class of capital stock, partnership interests or other equity interest of any person and if so a description thereof; any directorships or similar position, and/or beneficial ownership of 5% or more of any class of capital stock, partnership interests or other equity interest held by such person or persons in any person with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, as amended; (v) whether, in the last five years, such person or persons are or have been convicted in a criminal proceeding or have been subject to a judgment, order, finding or decree of any federal, state or other governmental, regulatory or self-regulatory entity, concerning any violation of federal, state or other law, or any proceeding in bankruptcy, in order to evaluate the ability or integrity of the nominee; (vi) the name and address of the nominator and the number of Shares of the Corporation held by the nominator, and a written confirmation that the nominator is and will remain a shareholder of the Corporation through the meeting; (vii) represent that the nominator intends to appear in person or by proxy at the meeting to make such nomination, (viii) full disclosure of the existence and terms of all agreements and understandings, between the nominator or any other person and the nominee with respect to the nominee's nomination, or possible election and service to the Corporation's Board of Directors, or a confirmation that there are no such
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         arrangements or understandings; (ix) the written consent of each such person to serve as a director if elected; and (x) any other information reasonably requested by the Corporation.

                  (3) The nomination made by a shareholder may be made only in connection with a meeting of the shareholders of the Corporation called for the election of directors at which such shareholder is present in person or by proxy, and can only be made by a shareholder who has therefore complied with the notice provisions of Sections 7.01(1) and
         (2). The foregoing provisions are not intended to and shall not limit the responsibilities of any nominator or nominees, or their respective affiliates' or associates' responsibilities under applicable law, including, without limitation, federal and state securities laws.

                  (4) The chairman of the shareholders' meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedures, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. The Corporation's Nominating Committee shall evaluate any proper nomination and may, in its discretion, make a recommendation thereon to the shareholders.

         7.02 Proposals. In addition to the right of the Corporation's Board of Directors to submit proposals for a shareholder vote, proposals for a shareholder vote may be made in connection with any annual meeting of Corporation shareholders by any holder of voting shares ("Proponent") entitled to vote generally in the election of directors if that shareholder complies with all of the provisions of this Section 7.02.

                  (1) Advance notice of such proposal shall be received by the Secretary of the Corporation (a) with respect to at an annual meeting, not less than 60 days nor more than 90 days prior to the anniversary of the last annual meeting of Corporation shareholders (or, if the date of the annual meeting is changed by more that 20 days from such anniversary date, within 10 days after the date that the Corporation mails or otherwise gives notice of the date of such meeting) and (b) with respect to a special meeting, not later than the close of the tenth day following the date on which notice of the meeting was first mailed to shareholders.

                  (2) Each notice under Section 7.02(1) shall set forth (i) the names and business addresses of the Proponent and all persons acting in concert with the Proponent, (ii) the name and address of the Proponent and persons identified in clause (i), as they appear on the Corporation's books (if they so appear); (iii) the class and number of Voting Shares of the Corporation that are beneficially owned by the Proponent and the persons identified in clause (i); (iv) a description of the proposal containing all material information relating thereto; and (v) such other information as the Board of Directors reasonably determines is necessary or appropriate to enable the Board of Directors and shareholders of the Corporation to consider the proposal.

                  (3) The proposal made by a shareholder may only be made in a meeting of the shareholders of the Corporation at which such shareholder is present in person or by proxy, and can only be made by a shareholder who has therefore complied with the notice provisions of Sections 7.02(1) and (2), and is subject further to compliance with all applicable laws, including, without limitation, federal and state securities laws.


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                  (4) The Chairman of the shareholders' meeting may, if the
         facts warrant, determine and declare to the meeting that a proposal was not made in accordance with the foregoing procedures, and if he should so determine, he shall so declare to the meeting and the defective proposal shall be disregarded.


                                  ARTICLE VIII
                           CONSTITUENCY CONSIDERATIONS

         In connection with the exercise of its judgment in determining what is in the best interest of the Corporation and its shareholders when evaluating an actual or proposed business combination, a tender or exchange offer, a solicitation of options or offers to purchase or sell Corporation Shares by another person, or a solicitation of proxies to vote Corporation Shares by another person, the Corporation's Board of Directors, in addition to considering the adequacy and form of any consideration to be paid or received in connection with any such transaction, shall consider all of the following factors and any other factors which it deems relevant: (i) the social and economic effects of the transaction or proposal on the Corporation and any of its subsidiaries, its and their employees, depositors, loan and other customers, creditors and the communities in which the Corporation and its subsidiaries operate or are located; (ii) the business and financial condition, and earnings prospects of the acquiring person or persons, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the acquisition, and other likely financial obligations of the acquiring person or persons, and the possible effect of such conditions upon the Corporation and its subsidiaries and the other elements of the communities in which the Corporation and its subsidiaries operate or are located; (iii) the competence, experience, and integrity of the person and their management proposing or making such actions; (iv) the prospects for a successful conclusion of the business combination; and (v) the Corporation's prospects as an independent entity. This Article VIII shall not be deemed to provide any constituency the right to be considered by the Board of Directors in connection with any transaction or matter.


                                   ARTICLE IX
                                 INDEMNIFICATION

         9.01 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, and whether formal or informal (hereinafter, a "proceeding"), by reason of the fact:

         (i) that he or she is or was a director or Board-elected officer of the Corporation, or

         (ii) that he or she, being at the time a director or Board-elected officer of the Corporation, is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other entity, including service with respect to an employee benefit plan (collectively, "another entity" or "other entity"), whether either in the case of clause (i) or in the case of clause (ii) the basis of such proceeding is alleged action or inaction (x) in an official capacity as a director or officer of the Corporation, or

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as a director, trustee, officer, employee or agent of such other entity, or (y)
in any other capacity related to the Corporation or such other entity while so serving as a director, trustee, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Part 5 of Article 8, including Section 55-8-57 (or successor provision or provisions) of the NCBCA as the same exists or may hereafter be amended (but, in the case of any such amendment, with respect to alleged action or inaction occurring prior to such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including, without limitation, attorneys' fees and charges, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred by such person in connection therewith. The persons indemnified by this Article IX are hereinafter referred to as "indemnitees." Such indemnification as to such alleged action or inaction shall continue as to an indemnitee who has after such alleged action or inaction ceased to be a director or officer of the Corporation, or director, trustee, officer, employee or agent of such other entity; and shall inure to the benefit of the indemnitee's heirs, executors and administrators. Notwithstanding the foregoing, except as may be provided in the Bylaws or by the Board of Directors, the Corporation shall not indemnify any such indemnitee in connection with a proceeding (or portion thereof) initiated by such indemnitee unless such proceeding (or portion thereof) was authorized by the Board of Directors (but this prohibition shall not apply to a counterclaim, cross-claim or third-party claim brought by the indemnitee in any proceeding). The right to indemnification conferred in this Article IX: (i) shall be a contract right; (ii) shall not be affected adversely as to any indemnitee by any amendment of these Articles of Incorporation with respect to any alleged action or inaction occurring prior to such amendment; and (iii) shall, subject to any requirements imposed by law and the Bylaws, include the right to be paid by the Corporation the reasonable expenses (including attorneys' fees and charges) incurred in defending any such proceeding in advance of its final disposition.

         9.02 Relationship to Other Rights and Provisions Concerning Indemnification. The rights to indemnification and to the advancement of expenses conferred in this Article IX are not intended to be and shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, these Articles of Incorporation, bylaw, agreement, vote of shareholders or disinterested directors or otherwise. The Bylaws may contain such other provisions concerning indemnification, including provisions specifying reasonable procedures relating to and conditions to the receipt by indemnitees of indemnification, provided that such provisions are not inconsistent with the provisions of this Article IX.

         9.03 Other Officers, Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of expenses, to any other officer, employee or agent of the Corporation (or any person serving at the Corporation's request as a director, trustee, officer, employee or agent of another entity) or to any person who is or was a director, officer, employee or agent of any of the Corporation's affiliates, predecessor or subsidiary corporations or of a constituent corporation absorbed by the Corporation in a consolidation or merger or who is or was serving at the request of such affiliate, predecessor or subsidiary corporation or of such constituent corporation as a director, officer, employee or agent of another entity, in each case as determined by the Board of Directors to the fullest extent of the provisions of this Article IX in cases of the indemnification and advancement of expenses of directors and Board-elected officers of the Corporation, or to any lesser extent (or greater extent, if permitted by law) determined by the Board of Directors. If so indemnified, such person shall be included in the term "indemnitee" or "indemnitees" as used in this Article IX and in the Bylaws of the Corporation.

                                    ARTICLE X
                                    AMENDMENT

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute or these Articles, and all rights conferred upon shareholders herein are granted subject to this reservation.